Exhibit 5.1

505 Montgomery Street, Suite 2000
San Francisco, California 94111-6538
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FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
May 29, 2008	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
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	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.

File No. 043027-0009
BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas 77042-2827

Re:	BMC Software, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to BMC Software, Inc., a Delaware corporation (the “Company”), in connection with its filing on May 29, 2008, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of: (a) one or more series of debt securities (the “Debt Securities”), (b) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), (c) shares of common stock of the Company, par value $.01 per share (the “Common Stock”), and (d) any combination of the foregoing. The Debt Securities will be issued pursuant to an indenture by and among the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”), in the form included as Exhibit 4.8 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. Any of the Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Debt Securities, Preferred Stock and Common Stock are herein collectively called the “Securities.” You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as expressly stated herein with respect to issuance of the Securities.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. We are opining herein as to the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Indenture and the Securities) and the general corporation law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agency within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:
     (1) When the Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.
     (2) When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
     (3) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof, in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses set forth in Section 4.4 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (g) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed (a) that each of the Debt Securities and the Indenture (collectively, the “Documents”) will be duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP